FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-206705-09

SUPPLEMENT

(To Prospectus Dated June 7, 2017)

$973,738,000 (Approximate)
DBJPM 2017-C6 Mortgage Trust
(Central Index Key Number 0001706403)
Issuing Entity
Deutsche Mortgage & Asset Receiving Corporation
(Central Index Key Number 0001013454)
Depositor
German American Capital Corporation
(Central Index Key Number 0001541294)
JPMorgan Chase Bank, National Association
(Central Index Key Number 0000835271)
Sponsors and Mortgage Loan Sellers
DBJPM 2017-C6 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2017-C6

This is a supplement to the preliminary prospectus dated June 7, 2017 (the “Preliminary Prospectus”), which was filed with the Securities and Exchange Commission on June 7, 2017.

The sole purpose of this supplement is to set forth, as required by Rule 456(c)(1)(ii) under the Securities Act of 1933, the following “Calculation of Registration Fee” table relating to the DBJPM 2017-C6 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2017-C6, as to which a final prospectus was filed with the Securities and Exchange Commission on June 29, 2017.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Commercial Mortgage Pass-Through Certificates	$973,738,000	100%	$973,738,000	$112,856.24

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Calculated according to Rule 457(s) of the Securities Act of 1933. The depositor paid the registration fee prior to the filing of the Preliminary Prospectus.

Deutsche Bank Securities	J.P. Morgan
Co-Lead Managers and Joint Bookrunners
Barclays	Academy Securities
Co-Managers

The date of this Supplement is September 21, 2017